EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media: Colleen Parr Dekker +1.317.989.7011 colleen_parr_dekker@elanco.com
Investor Relations: Jim Greffet +1.317.383.9935 greffet_james_f@elanco.com

Elanco Animal Health Announces Pricing and Upsize of Senior Secured Term Loan Facilities
GREENFIELD, Ind. (February 4, 2020) – Elanco Animal Health Incorporated (NYSE: ELAN) today announced that it successfully priced its first lien senior secured credit facilities consisting of (i) a term loan B facility in an aggregate principal amount of $4,275.0 million with a maturity of seven years and (ii) a revolving loan facility providing up to $750.0 million with a maturity of five years.  The amount of the term loan B facility was upsized from the initial amount of $2,425.0 million due to market demand.  The term loan B facility will be priced at par at LIBOR plus 175 basis points and the revolving loan facility is expected to bear interest at LIBOR plus an applicable margin ranging between 1.50% and 2.25% per annum based on Elanco’s corporate family rating or corporate credit rating.
Elanco intends to use the proceeds from the term loans under the new credit facilities, together with the proceeds from the recently completed common stock and tangible equity unit offerings, to finance the cash portion of the previously announced acquisition of Bayer AG’s animal health business and to pay related fees and expenses.
As a result of the upsize in the term loan B facility, Elanco has obtained substantially all of the financing necessary to consummate the acquisition of Bayer AG’s animal health business and does not currently intend to pursue a term loan A facility or offering of secured notes.
ABOUT ELANCO
Elanco (NYSE: ELAN) is a global animal health company that develops products and knowledge services to prevent and treat disease in food animals and pets in more than 90 countries.  With a 65-year heritage, we rigorously innovate to improve the health of animals and benefit our customers, while fostering an inclusive, cause-driven culture for more than 5,800 employees.  At Elanco, we’re driven by our vision of food and companionship enriching life – all to advance the health of animals, people and the planet.
Forward-Looking Statements
Statements in this press release that are not strictly historical, including statements regarding the acquisition, the new credit facilities, and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: (1) the inability to consummate the acquisition in a timely manner; (2) the failure of the acquisition to close for any other reason; (3) the possibility that the integration of Bayer AG’s animal health business and its operations with those of Elanco may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to the Bayer AG’s animal health business or Elanco’s existing businesses; (4) the effect of the announcement of the pricing of the new credit facilities on Elanco’s or Bayer AG’s respective business relationships, operating results and business generally; (5) diversion of Elanco and Bayer AG management’s attention from ongoing business concerns; (6) the ability to obtain or consummate debt or equity financing or refinancing related to the acquisition upon acceptable terms or at all; (7) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the acquisition; (8) negative effects of the announcement or the consummation of the acquisition on the market price of the Elanco common stock, including as it impacts the Elanco common stock consideration due to Bayer AG upon completion of the acquisition; (9) the ability of Elanco to retain and hire key personnel; (10) management’s response to any of the aforementioned factors; and (11) other factors that may affect future results of Elanco described in the section entitled “Risk Factors” in Elanco’s prospectus supplements, filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2020, and Elanco’s other filings with the SEC. The forward-looking statements made herein speak only as of the date hereof and Elanco does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.